Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91783 and 333-35621), Form S-4 (No.333-109518), and Form S-3 (Nos. 333-90850, 333-89796, 333-113497, and 333-121948) of GenCorp Inc. of our report dated January 24, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Sacramento, California
January 24, 2007